Exhibit 99.1


                        Consolidated Financial Statements

                        Renaissance Communications Corp.

                  Years ended December 31, 1996, 1995 and 1994
                       with Report of Independent Auditors

                        Renaissance Communications Corp.

                        Consolidated Financial Statements


                  Years ended December 31, 1996, 1995 and 1994




                                    Contents

Report of Independent Auditors.............................................    1

Consolidated Balance Sheets................................................    2
Consolidated Statements of Income..........................................    3
Consolidated Statements of Changes in Shareholders' Equity.................    4
Consolidated Statements of Cash Flows......................................    5
Notes to Consolidated Financial Statements.................................    7

                         Report of Independent Auditors

To the Shareholders and Board of Directors of Renaissance Communications Corp.

We have audited the accompanying consolidated balance sheets of Renaissance Communications Corp. as of December 31, 1996 and 1995 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Renaissance Communications Corp. at December 31, 1996 and 1995 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                             /s/ Ernst & Young LLP


February 21, 1997, except for
  Note 18 as to which the date
  is March 25, 1997

                        Renaissance Communications Corp.

                           Consolidated Balance Sheets



                                                                                                       December 31
                                                                                                   1996           1995
                                                                                              -------------------------
                                                                                                   (In thousands)
Assets
Current assets:
   Cash and cash equivalents                                                                   $  9,501       $  9,912
   Accounts receivable, less allowance for doubtful accounts of $2,259,000 and
     $2,128,000 in 1996 and 1995, respectively                                                   43,377         41,258
   Notes receivable from related parties                                                          3,609              -
   Barter program rights                                                                         28,031         29,247
   Program rights                                                                                31,040         35,451
   Taxes receivable                                                                               6,011              -
   Prepaid expenses and other current assets                                                      3,020          3,464
                                                                                              -------------------------
Total current assets                                                                            124,589        119,332

Property, plant and equipment, net of accumulated depreciation                                   34,643         37,215
Barter program rights                                                                            17,249         14,247
Program rights                                                                                   31,828         45,445
Intangible assets, net of accumulated amortization                                              151,087        158,858
Deferred financing costs, net of accumulated amortization of $4,845,000
   and $2,642,000 in 1996 and 1995, respectively                                                    928          3,131
Note receivable and other assets                                                                  4,164          4,331
                                                                                              -------------------------
Total assets                                                                                   $364,488       $382,559
                                                                                              =========================





                                                                                                       December 31
                                                                                                   1996           1995
                                                                                              -------------------------
                                                                                                    (In thousands)
Liabilities and shareholders' equity
Current liabilities:
   Accounts payable                                                                            $  2,435       $  2,464
   Accrued expenses                                                                               7,032          8,325
   Senior secured term loan                                                                       6,761         16,209
   Barter program payable                                                                        28,031         29,247
   Program payable                                                                               43,645         41,247
                                                                                              -------------------------
Total current liabilities                                                                        87,904         97,492

Senior secured term loan and revolving credit facility                                            8,570         47,546
Barter program payable                                                                           17,249         14,247
Program payable                                                                                  39,752         54,563
Deferred income taxes                                                                             9,168          4,263
Other noncurrent liabilities                                                                          -            301

Shareholders' equity:
   Common stock, par value $.01 per share, authorized 37,500,000 shares, issued and outstanding 30,412,807 and 30,037,206 shares in 1996 and 1995,
     respectively                                                                                   304            300
   Additional paid-in capital                                                                   171,384        162,273
   Notes receivable from warrant/option exercise                                                 (2,757)             -
   Accumulated earnings                                                                          32,914          1,574
                                                                                              -------------------------
Total shareholders' equity                                                                      201,845        164,147
                                                                                              -------------------------
Total liabilities and shareholders' equity                                                     $364,488       $382,559
                                                                                              =========================

See accompanying notes.

                        Renaissance Communications Corp.

                        Consolidated Statements of Income



                                                                        Year ended December 31
                                                                 1996           1995           1994
                                                           -------------------------------------------
                                                            (In thousands, except per share amounts)

Net revenue                                                  $167,898       $148,062       $133,658
Barter revenue                                                 36,261         31,156         27,564
                                                           -------------------------------------------
Total revenue                                                 204,159        179,218        161,222

Operating expenses                                             15,784         14,628         13,685
Selling, general and administrative expenses                   37,684         35,933         46,059
Amortization of program rights                                 43,996         35,585         30,179
Amortization of barter program rights                          35,318         29,937         26,235
Depreciation and amortization                                  14,933         15,756         17,567
                                                           -------------------------------------------
Total operating expenses                                      147,715        131,839        133,725
                                                           -------------------------------------------

Profit from operations                                         56,444         47,379         27,497

Other income (expense), net                                      (352)        18,964            536
Interest income                                                 1,317          1,356            949
Interest expense                                               (3,152)        (7,137)       (10,254)
                                                           -------------------------------------------
Income before provision for income taxes and
   extraordinary item                                          54,257         60,562         18,728

Provision for income taxes                                     21,998         11,526          2,547
                                                           -------------------------------------------
Income before extraordinary item                               32,259         49,036         16,181

Extraordinary item:
   Loss on early extinguishment of debt, net of $638,000
     of income taxes in 1996                                      919              -          2,403
                                                           -------------------------------------------
Net income                                                   $ 31,340       $ 49,036       $ 13,778
                                                           ===========================================

Income per common and common equivalent share before
   extraordinary item (Note 18)                              $  1.04        $   1.60       $   0.46
Extraordinary item                                             (0.03)              -          (0.08)
                                                           -------------------------------------------
Net income per common and common
   equivalent share                                          $  1.01        $   1.60       $   0.38
                                                           ===========================================


See accompanying notes.

                        Renaissance Communications Corp.

           Consolidated Statements of Changes in Shareholders' Equity

                  Years ended December 31, 1996, 1995 and 1994


                                                                                   Notes
                                                                   Additional  Receivable from               Accumulated
                                    Preferred  Preferred  Common   Paid-in     Warrant/Option    Unearned     Earnings
                                    Series B   Series D    Stock   Capital        Exercise     Compensation   (Deficit)    Total
                                   -------------------------------------------------------------------------------------------------
                                                                              (In thousands)


Balance at January 1, 1994          $   563      $  100    $  46   $ 89,645       $     -        $ (500)     $(61,240)     $ 28,614
   Net income                             -           -        -          -             -             -        13,778        13,778
   Issuance of stock dividends:
     Series B                            25           -        -        (25)            -             -             -             -
   Issuance of Common Stock:
     Initial public offering              -           -       67    116,306             -             -             -       116,373
     Phantom Stock Plan                   -           -        2      3,233             -             -             -         3,235
   Accretion of discount: Series C        -           -        -        (35)            -             -             -           (35)
   Redemption of stock: Series B       (588)          -        -    (58,149)            -             -             -       (58,737)
   Conversion of stock: Series D          -        (100)      75         25             -             -             -             -
   Exercise of warrants                   -           -        8      1,108             -             -             -         1,116
   Noncash compensation                   -           -        -      9,418             -           500             -         9,918
                                   -------------------------------------------------------------------------------------------------
Balance at December 31, 1994              -           -      198    161,526             -             -       (47,462)      114,262
   Net income                             -           -        -          -             -             -        49,036        49,036
   Exercise of warrants                   -           -        2        847             -             -             -           849
   3-for-2 stock split                    -           -      100       (100)            -             -             -             -
                                   -------------------------------------------------------------------------------------------------
Balance at December 31, 1995              -           -      300    162,273             -             -         1,574       164,147
   Net income                             -           -        -          -             -             -        31,340        31,340
   Exercise of warrants/options           -           -        4      9,111        (2,757)            -             -         6,358
                                   =================================================================================================
Balance at December 31, 1996        $     -      $    -    $ 304   $171,384       $(2,757)       $    -      $ 32,914      $201,845
                                   =================================================================================================


See accompanying notes.

                        Renaissance Communications Corp.

                      Consolidated Statements of Cash Flows



                                                                      Year ended December 31
                                                                 1996          1995          1994
                                                           -----------------------------------------
                                                                        (In thousands)

Cash flows from operating activities
Net income                                                   $ 31,340      $ 49,036      $ 13,778
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                             14,933        15,756        17,567
     Amortization of program rights, net of barter             43,996        35,585        30,179
     Amortization of discount on senior
       subordinated split coupon notes,
       subordinated program obligations and
       certain contracts payable                                    -             3         1,044
     Noncash compensation                                           -             -        12,040
     Provision for bad debts                                      722           585           732
     Loss on early extinguishment of debt                         919             -         2,403
     Loss on disposal of fixed assets                             352            61           364
     Program payments                                         (38,381)      (30,519)      (28,200)
     (Increases) decreases in assets and (decreases)
       increases in liabilities, net of effects from
       purchases and sales of stations:
         Accounts receivable                                   (2,841)         (927)      (10,587)
         Taxes receivable                                          43             -             -
         Prepaid expenses, other current assets and
           other assets                                           211        (1,436)          245
         Accounts payable                                         (29)         (447)          185
         Accrued expenses and other liabilities                 4,277         5,733          (892)
                                                           -----------------------------------------
Total adjustments                                              24,202        24,394        25,080
                                                           -----------------------------------------
Net cash provided by operating activities                      55,542        73,430        38,858
                                                           -----------------------------------------
Cash flows from investing activities
Capital expenditures                                           (4,623)       (4,838)       (4,446)
Payment for exchange                                                -       (34,500)            -
Issuance of notes receivable to related parties                (3,609)            -             -
Proceeds from principal payments on note
   receivable                                                     400           400           200
                                                           -----------------------------------------
Net cash used in investing activities                          (7,832)      (38,938)       (4,246)
                                                           -----------------------------------------


                        Renaissance Communications Corp.


                                                                         Year ended December 31
                                                                   1996          1995         1994
                                                            ------------------------------------------
                                                                             (In thousands)

Cash flows from financing activities
Proceeds from senior secured term loan and
   revolving credit facility                                   $      -     $  34,500    $       -
Proceeds from initial public offering                                 -             -      116,373
Proceeds from exercise of warrants/options                          303           849        1,116
Redemption of Series B                                                -             -      (58,737)
Redemption of Series C                                                -             -       (2,910)
Principal payments on senior secured term loan and
   revolving credit facility                                    (48,424)      (69,995)     (80,994)
Principal payments on subordinated program
   obligations
                                                                      -             -       (8,871)
Principal payments on other noncurrent liabilities                    -           (63)        (125)
                                                             -----------------------------------------
Net cash used in financing activities                           (48,121)      (34,709)     (34,148)
                                                             -----------------------------------------
Net (decrease) increase in cash and cash
   equivalents
                                                                   (411)         (217)         464

Cash and cash equivalents
Balance at the beginning of the period                            9,912        10,129        9,665
                                                            ------------------------------------------
Balance at the end of the period                               $  9,501     $   9,912    $  10,129
                                                            ==========================================

Supplemental disclosure of cash flow
    information
Cash paid for interest                                         $  3,171     $   7,152    $   9,752
                                                            ==========================================
Cash paid for income taxes                                     $ 17,233     $   7,580    $   2,101
                                                            ==========================================


Supplemental schedule of noncash financing activities
During 1996, $2,756,634 in loans were issued to warrant and option holders for the exercise price of warrants and options.

Supplemental schedule of noncash investing activities
On July 3, 1995, the Company exchanged its television station KDVR, Denver, Colorado, and approximately $34,500,000 in cash for Fox's television station KDAF, Dallas, Texas (see Note 3).


See accompanying notes.

                        Renaissance Communications Corp.

                   Notes to Consolidated Financial Statements

                                December 31, 1996


1. Organization and Basis of Presentation

Renaissance Communications Corp. (the "Company") was organized in 1988 to acquire a portfolio of television stations. The Company owns and operates the stations through wholly-owned subsidiaries in various markets throughout the United States. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries during the period owned by the Company. All significant intercompany items and transactions have been eliminated in consolidation. Certain prior year items have been restated to conform with the current period's presentation.

On September 18, 1995, the Company's Board of Directors declared a 3-for-2 stock split, in the form of a 50% stock dividend of the Company's Common Stock, payable October 16, 1995 to shareholders of record on October 2, 1995. Share and per share data included in the consolidated statements of income and notes to consolidated financial statements have been restated to retroactively reflect this split.

On February 3, 1994, the Company issued 9,965,221 shares of Common Stock in an initial public offering. In connection with this offering, the first warrants that were issued to the Chief Executive Officer of the Company vested. The holders of the Series D Convertible Preferred Stock ("Series D") converted their holdings to Common Stock and holders of certain warrants exercised such warrants. The Company also paid out, in a combination of stock and cash, all Units of Phantom Stock granted to employees of the Company or its subsidiaries. In connection with its initial public offering, the Company's Common Stock was split 75-for-1. The consolidated financial statements have been restated to retroactively reflect this split.

The net proceeds of this offering of $116,373,000 were used to redeem all of the Series B Exchangeable Preferred Stock ("Series B") and Series C Convertible Preferred Stock ("Series C"), and pay down $54,726,000 of the Senior Secured Term Loan.

                        Renaissance Communications Corp.

2. Summary of Accounting Policies

Program Rights

Program rights consist of rights to broadcast films and tapes and are generally amortized based on the greater of amortization computed on a straight-line basis over the period of the agreement or amortization computed on an accelerated basis over the number of showings available per the agreement. The current portion of program rights represents the estimated amount to be amortized in the next 12 months. Amounts are presented at the lower of unamortized cost or net realizable value. Program rights and the related program liabilities to licensors are presented on an undiscounted basis. The program liability to licensors is classified as current or noncurrent in accordance with the payment terms of the various agreements. Commitments to purchase program rights are recorded when the program becomes available for broadcast.

Barter Transactions

Barter transactions represent the exchange of commercial air time for programming, merchandise or services. The transactions are recorded at the fair market value of the asset or service received. Revenue is recognized on barter transactions when the advertisements are broadcast; expenses are recorded when the asset or service received is utilized. Barter program rights and payables are recorded for barter programming transactions based upon the availability of the associated programming.

Property, Plant and Equipment

Depreciation of property, plant and equipment is calculated on the straight-line method over estimated useful lives of 3 to 40 years. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the asset.

Intangible Assets and Deferred Financing Costs

Intangible assets consist principally of covenants not-to-compete, station licenses, affiliation agreements and the excess of cost over the fair value of net assets acquired relating to the purchases of the stations. Intangible assets are amortized on a straight-line basis. Deferred financing costs are amortized over the terms of the respective financings.

                        Renaissance Communications Corp.

2. Summary of Accounting Policies (continued)

Statements of Cash Flows

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The carrying amount of these items approximates fair value.

Revenue Recognition

The Company recognizes revenue from the sale of advertising at the time the advertisements are aired. Commercial time is sold and credit is granted to customers who are predominantly advertising agencies. Collateral is not required for credit granted.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 1996, 1995 and 1994 was $3,189,000, $3,349,000 and
$3,002,000, respectively.

Income Taxes

For all periods presented, the Company accounted for income taxes pursuant to the Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes.

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Compensation

The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles Board Statement No. 25, Accounting for Stock Issued to Employees.

                        Renaissance Communications Corp.

3. Exchange of Stations

Effective July 3, 1995, the Company exchanged with Fox Television Stations, Inc. ("Fox") its television station KDVR, Denver, Colorado and approximately $34,500,000 in cash for Fox's television station KDAF, Dallas, Texas. The Company financed the exchange by borrowing an additional $34,500,000 under its revolving credit facility. The exchange was accounted for as a nonmonetary transaction since the cash paid was less than 25% of the fair market value of KDAF as determined by an independent appraisal.

The following table presents (in thousands, except per share amounts) the unaudited pro forma results of operations of the Company for the years ended December 31, 1995 and 1994 as if the exchange of KDVR for KDAF had occurred on January 1, 1994. The pro forma results are not necessarily indicative of what would have been reported had such events actually occurred on January 1, 1994, nor of the Company's future results. In addition, the results of operations of KDAF include the operations of KDAF for the period owned by Fox as a Fox affiliate; however, KDAF is not a Fox affiliate under the Company. No pro forma adjustments have been made with respect to the affiliation switch.

                                                  Year ended December 31
                                                    1995          1994
                                                 ------------------------
                                                        (Unaudited)

   Total revenue                                  $187,284      $178,012
   Income before extraordinary item                 51,723        29,899
   Net income                                       51,723        27,496
   Income per common and common equivalent
     share before extraordinary item                 $1.68         $1.05

4. Outlet Transaction

On June 30, 1995, the Company entered into a merger agreement with Outlet Communications, Inc. ("Outlet") to acquire all of Outlet's common stock. On July 28, 1995, the National Broadcasting Company ("NBC") made an offer to acquire Outlet for consideration in excess of the Company's agreement with Outlet. On August 2, 1995, the Company entered into a settlement agreement with NBC receiving $20,000,000, which was recorded, net of related expenses, as other income.

                        Renaissance Communications Corp.

5. Property, Plant and Equipment

Property, plant and equipment, at cost, at December 31, 1996 and 1995 consist of the following (in thousands):

                                                           1996         1995
                                                      --------------------------

   Land, buildings and improvements                   $   13,859   $   13,712
   Broadcasting equipment                                 49,443       50,397
   Office furniture, equipment and other                   8,647        6,167
                                                      --------------------------
                                                          71,949       70,276
   Less accumulated depreciation and amortization        (37,306)     (33,061)
                                                      --------------------------
                                                      $   34,643   $   37,215
                                                      ==========================

Depreciation expense for the years ended December 31, 1996, 1995 and 1994 was $6,837,000, $7,366,000 and $8,821,000, respectively.

6. Intangible Assets

Intangible assets, at cost, at December 31, 1996 and 1995 consist of the following (in thousands):

                                       Amortization
                                          Period           1996          1995
                                       -----------------------------------------

   Acquisition costs                     40 years     $    2,940    $    2,940
   Noncompete agreement                   5 years         16,006        16,006
   Station licenses                      40 years         91,836        92,158
   Fox affiliation                       40 years         26,647        26,647
   Other                                  Various          1,467         1,467
   Excess of cost over fair value
      of net assets acquired             40 years         43,052        43,052
                                                      --------------------------
                                                         181,948       182,270
   Less accumulated amortization                         (30,861)      (23,412)
                                                      --------------------------
                                                      $  151,087    $  158,858
                                                      ==========================

                        Renaissance Communications Corp.

7. Senior Secured Term Loan and Revolving Credit Facility

The Company's long-term debt at December 31, 1996 and 1995 is as follows (in thousands):

                                                     1996           1995
                                               ------------------------------
  Senior secured term loan and
      revolving credit facility                    $15,331        $63,755
  Less amount payable in one year                    6,761         16,209
                                               ------------------------------
                                                   $ 8,570        $47,546
                                               ==============================

The outstanding balance of the Senior Secured Term Loan was repaid in full in February 1997. An extraordinary charge to earnings of $522,000, net of income taxes, will be recorded in the first quarter of 1997 relating to the write-off of associated deferred financing costs. Interest was payable on the Senior Secured Term Loan on the outstanding principal balance at either the prime rate or the LIBOR rate plus various margins of up to 1.25% based upon the ratio of the total funded debt to the previous 12 months' cash flow, as defined, and the base rate selected by the Company.

The interest rate on the Senior Secured Term Loan was 6.66% at December 31, 1996. The average interest rate accrued during 1996, 1995 and 1994 was 6.50%, 7.80% and 6.83%, respectively. Each subsidiary had guaranteed repayment of its applicable portion of principal and interest. The carrying amount of the Senior Secured Term Loan at December 31, 1996 and 1995 approximated its fair value.

A Revolving Credit Facility of $50,000,000 is available through December 31, 1999. As of December 31, 1996, $49,750,000 was available under this facility. The interest rate provisions under the Revolving Credit Facility are the same as those under the Senior Secured Term Loan. A commitment fee of 3/8 of 1% on the unused balance is due quarterly. Up to $15,000,000 of this Revolving Credit Facility can be used to issue letters of credit. The Company is required to pay a fee of 2.50% per annum on the outstanding letters of credit.

The Company has pledged as collateral the stock held in each of its subsidiaries, including rights to all future dividends and other distributions on the stock collateral, and all intercompany advances payable which are secured by the assets of each respective subsidiary.

                        Renaissance Communications Corp.

7. Senior Secured Term Loan and Revolving Credit Facility (continued)

The credit agreement contains certain restrictive covenants relating to the maintenance of working capital, current ratio, and debt coverage and certain covenants that place limitations on additional investments, indebtedness, guarantees and contingent liabilities, sale of assets and mergers and acquisitions. The terms of the Company's credit agreement also prohibit the Company from paying cash dividends on its Common Stock.

8. Program Payable

The Company has obligations to various syndicators and distributors in accordance with current contracts for the rights to broadcast programs. Payments scheduled under contracts for programs available for broadcast at December 31, 1996 are as follows (in thousands):

          1997                                   $43,645
          1998                                    25,921
          1999                                    10,923
          2000                                     1,597
          2001 and thereafter                      1,311
                                              ------------
                                                 $83,397
                                              ============

9. Commitments and Contingencies

The Company has assumed, or has entered into, commitments for future syndicated and feature movie programming. Future payments associated with these commitments for the years ending December 31 are as follows (in thousands):

          1997                                   $ 3,545
          1998                                     9,199
          1999                                    12,577
          2000                                    10,900
          2001 and thereafter                      5,293
                                              ------------
                                                 $41,514
                                              ============

The Company currently and from time to time is involved in litigation incidental to the conduct of its business. The Company is not a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on the financial condition or results of operations of the Company.

                       Renaissance Communications Corp.

10. Preferred Stock

The Company had three series of preferred stock which were redeemed in February 1994. The Series B and Series D were owned by the majority owner. The Series C was issued to the seller of the television stations acquired in March 1993. In connection with the initial public offering, all outstanding shares of the Series B were redeemed for a total of $58,737,000, all of the outstanding shares of Series C were redeemed for $2,910,000 and all of the outstanding shares of Series D were converted into 11,250,000 shares of the Company's Common Stock.

11. Common Stock Warrants

Common stock warrants were issued to the Chief Executive Officer of the Company and to certain key members of management (and a former member of management), which entitled the Chief Executive Officer and such members (and former member) of management to purchase from the majority owner of the Company's Common Stock at an exercise price of $0.89 per share, 675,000 shares of the Company's $0.01 par value Common Stock owned by the majority owner. In addition, the holders were entitled to purchase from the majority owner the pro rata number of shares acquired by the majority owner from October 28, 1988 to the expiration of the common stock warrants to prevent dilution of their interests. The first warrant fully vested upon completion of the initial public offering. During 1995, all of these warrants were exercised.

The second warrant entitled the Chief Executive Officer to purchase from the Company at an exercise price of $0.89 per share, additional shares of the Company's Common Stock. The second warrant could be exercised upon the occurrence of certain future events and expires seven years after issuance or upon the occurrence of certain other events. On March 18, 1993, the second warrant was exchanged for 22,500 shares of Series B and new warrants. These new warrants entitled the holders to purchase from the Company through 1999 up to 900,000 shares of the Company's Common Stock at an exercise price of $6.67 per share. Prior to March 15, 1995, the holders of the new warrants could elect, in lieu of paying the exercise price, to receive a number of shares of Common Stock on the date of exercise. Such number is based on the fair market value of the warrants divided by the fair market value of a share of Common Stock at such date. Effective March 15, 1995, these warrants were amended to limit the cashless exercise feature of the warrants so that there will be no additional noncash compensation. During 1995 and 1994, 93,750 and 56,250, respectively, of such warrants were

                        Renaissance Communications Corp.

11. Common Stock Warrants (continued)

exercised. The exercise price was paid in cash. On May 21, 1996, certain family members of an officer exercised warrants for 300,000 shares of Common Stock. The exercise price was satisfied through the issuance of $2,000,000 in demand notes to the Company. The notes bear interest at an annual rate of 6%. As of December 31, 1996, there were 450,000 of these warrants still outstanding.

During 1994, noncash compensation of $9,918,000 was recorded relating to warrants earned and was reflected as a credit to paid-in capital.

Warrants to purchase 1,687,500 shares of Common Stock (the "Noteholder Warrants") were issued in 1989. The exercise price of the Noteholder Warrants was $0.89 per share and was subject to additional adjustment, along with the number of shares issuable upon exercise of a warrant, upon the occurrence of certain dilutive events. During 1995 and 1994, 254,250 and 1,256,063 shares of Common Stock, respectively, were issued upon exercise of these warrants. At December 31, 1996 and 1995, there were no Noteholder Warrants outstanding.

12. Income Taxes

The Company files a consolidated federal income tax return and separate income tax returns for state and local purposes.

The 1996, 1995 and 1994 provisions consist of federal, state and local taxes as follows (in thousands):

                                   1996              1995            1994
                               -----------------------------------------------
   Current:
      Federal (AMT in 1994)       $16,674         $  4,261         $   600
      State                         3,665            3,002           1,947
                               -----------------------------------------------
   Total current                   20,339            7,263           2,547

   Deferred:
      Federal                       1,359            4,263               -
      State                           300                -               -
                               -----------------------------------------------
   Total deferred                   1,659            4,263               -
                               -----------------------------------------------
   Total tax provision            $21,998          $11,526          $2,547
                               ===============================================

                        Renaissance Communications Corp.

12. Income Taxes (continued)

The alternative minimum tax arose in 1994 because net operating loss carryforwards may be used to offset only 90% of a corporation's alternative minimum taxable income. As of December 31, 1995, the Company has no remaining net operating loss carryforwards for federal income tax purposes.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1996 and 1995 are as follows (in thousands):

                                                  1996              1995
                                           ---------------------------------
   Deferred tax assets:
      Noncash compensation                    $   2,182        $   5,428
      Amortization of program rights              2,227            2,196
      Other                                       1,025            1,008
                                           ---------------------------------
   Total deferred tax assets                      5,434            8,632

   Deferred tax liabilities:
      Basis difference in broadcasting
         intangibles                             10,593            8,969
      Accelerated depreciation                    3,961            3,878
      Other                                          48               48
                                           ---------------------------------
   Total deferred tax liabilities                14,602           12,895
                                           ---------------------------------
   Net deferred taxes                         $   9,168        $   4,263
                                           =================================

Below is a reconciliation of income tax computed at the U.S. federal statutory rate to the provision for income taxes (in thousands):

                                           1996         1995         1994
                                      ---------------------------------------
   Income tax expense at statutory
      federal rate                     $  18,990   $   21,197    $  6,555
   State and local taxes, net of
      federal benefit                      2,577        1,951       1,265
   Goodwill amortization                     380          380         380
   Federal AMT                                 -            -         600
   Reduction of valuation allowance            -      (11,800)     (6,253)
   Other                                      51         (202)          -
                                      ---------------------------------------
   Provision for income taxes          $  21,998   $   11,526    $  2,547
                                      =======================================

                        Renaissance Communications Corp.

13. Leases

Future minimum rental commitments for noncancellable operating leases of premises and equipment are as follows for the years ending December 31 (in thousands):

          1997                                   $1,005
          1998                                      945
          1999                                      941
          2000                                      801
          2001 and thereafter                     4,751
                                              ------------
                                                 $8,443
                                              ============

The rental expense for all operating leases in 1996, 1995 and 1994 amounted to $1,045,000, $1,059,000 and $1,079,000, respectively.

Certain of the Company's leases are subject to renewal options and escalation clauses.

14. Employee Savings Plan

The Company has a defined contribution savings and investment plan for substantially all of its employees. Under the plan, the Company matches one-half of contributions of eligible employees up to 4% of their eligible salary. For the years ended December 31, 1996, 1995 and 1994, the Company incurred total expenses of $333,000, $335,000 and $314,000, respectively, under the plan.

15. Stock Option Plan

The Company has adopted a Stock Option Plan pursuant to which options for shares of Common Stock or related stock appreciation rights may be granted to employees. The maximum number of shares of Common Stock reserved for issuance under the Stock Option Plan is 675,000. The Stock Option Plan provides that options granted thereunder will vest over five years, commencing one year following their grant, and will be exercisable for a period of up to ten years. Stock appreciation rights generally will be exercisable at the same time and subject to the same conditions as the related option. The exercise price of options may be paid in cash or shares of Common Stock and the committee may provide for loans of the option exercise price to the optionee, secured by a pledge of Common Stock with a fair market value

                        Renaissance Communications Corp.

15. Stock Option Plan (continued)

at least equal to the loan. On December 31, 1993, options to purchase an aggregate of 399,000 shares of Common Stock at an exercise price of $12.67 per share were granted and on November 17, 1995, the remaining options to purchase an aggregate of 276,000 shares of Common Stock at an exercise price of $19.50 per share were granted.

On December 20, 1996, an officer exercised options for 52,185 shares of Common Stock. The exercise price was satisfied through the issuance of $757,000 in demand notes to the Company. The note bears interest at an annual rate of 6%.

The following table summarizes the Stock Option Plan's transactions for the years ended December 31, 1996 and 1995:

                                                         1996          1995
                                                   ---------------------------

    Outstanding options, beginning of year             675,000       399,000
    Granted                                                  -       276,000
    Cancelled or expired                                     -             -
    Exercised                                           75,600             -
                                                   ---------------------------
    Outstanding options, end of year                   599,400       675,000
                                                   ===========================

    Average price of options exercised                  $14.03        $    -
    Weighted average exercise price, end of year        $15.64        $15.46
    Options exercisable, end of year                   219,000       159,600
    Options available for future grant                       -             -
    Fair value of options granted during the year            -         $7.82

The Company applies Accounting Principles Board Statement No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its Stock Option Plan. Accordingly, no compensation expense has been recognized for its Stock Option Plan. Had compensation cost for the Stock Option Plan been determined based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, the Company's net income and income per share would have been decreased by approximately $432,000, or $0.01 per share, and $53,000, or $0.00 per share, for the years ended December 31, 1996 and 1995, respectively, using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%, volatility of 0.337, risk-free

                        Renaissance Communications Corp.

15. Stock Option Plan (continued)

interest rate of 6.0% and an expected life of five years. For purposes of FASB No. 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. Therefore, the impact on pro forma results of operations in 1996 and 1995 may not be representative of the impact in future periods should additional options be granted.

16. Net Income Per Common and Common Equivalent Share

Net income per common and common equivalent share is determined by dividing net income available to common shareholders by the weighted average number of common shares outstanding. In 1994, the income available to common shareholders is based on the net income after the dividend requirement on preferred stock of $3,132,000.

The calculation of weighted average common shares outstanding includes the following: 1) in 1996, the average number of shares outstanding of 30,221,446 shares plus the net number of shares presumed issued relating to outstanding options and warrants under the treasury stock method of 776,553 shares; 2) in 1995, the average number of shares outstanding of 29,826,892 shares plus the net number of shares presumed issued relating to outstanding options and warrants under the treasury stock method of 875,439 shares; and 3) in 1994, the average number of shares outstanding of 27,534,444 shares plus the net number of shares presumed issued relating to outstanding options and warrants under the treasury stock method of 815,473 shares.

17. Quarterly Financial Data (Unaudited)

The following summarizes the Company's results of operations for each quarter of 1996 and 1995 (in thousands, except per share amounts). The income per common and common equivalent share computation for each quarter and the year are separate calculations.

                        Renaissance Communications Corp.

17. Quarterly Financial Data (Unaudited) (continued)

Accordingly, the sum of the quarterly income per common and common equivalent share amounts may not equal the income per common and common equivalent share for the year.



                                            First      Second       Third      Fourth
                                           Quarter     Quarter     Quarter     Quarter      Year
                                         ------------------------------------------------------------


1996
Total revenue                              $ 45,347    $ 55,831    $ 48,206     $ 54,775    $204,159
Profit from operations                        9,539      19,667      10,967       16,271      56,444
Income before extraordinary item              4,993      11,388       6,214        9,664      32,259
Net income                                    4,771      11,388       5,804        9,377      31,340
Net income per common and common
   equivalent share before
   extraordinary item                      $   0.16    $   0.37    $   0.20     $   0.31    $   1.04
Net income per common and common
   equivalent share                        $   0.15    $   0.37    $   0.19     $   0.30    $   1.01

1995
Total revenue                              $ 37,269    $ 44,386    $ 44,000     $ 53,563    $179,218
Profit from operations                        7,694      15,324      10,780       13,581      47,379
Net income                                    5,213      12,586      23,448        7,789      49,036
Net income per common and common
   equivalent share                        $   0.17    $   0.41    $   0.76     $   0.25    $   1.60



18. Pending Transaction

On July 1, 1996, the Company entered into a definitive agreement to be acquired by Tribune Company for $36.00 per share in cash for an aggregate purchase price of $1.13 billion (the "Transaction"). In conjunction with the Transaction, all outstanding options and warrants will be purchased for $36.00 per share less the exercise price. The Transaction closed on March 25, 1997.